Exhibit 99.1

FOR IMMEDIATE RELEASE
POOL CORPORATION REPORTS FIRST QUARTER RESULTS
AND CONFIRMS ANNUAL EARNINGS GUIDANCE RANGE

Highlights

•Produced net sales of $1.1 billion, showing stability with year-over-year same-selling day trends comparable to the improved Q4 2024
•Continued execution of strategic initiatives contributed positively to Q1 2025 performance with volume growth in chemicals
•Confirms annual earnings guidance range of $11.10 - $11.60 per diluted share, including the Q1 2025 ASU 2016-09 tax benefit of $0.10
______________________

COVINGTON, LA. (April 24, 2025) – Pool Corporation (Nasdaq/GSM:POOL) today reported results for the first quarter of 2025.
“Execution of our long-term strategic initiatives and organic growth investments contributed positively to our performance this quarter, and our team generated over $1.0 billion in net sales, highlighting the strength and resiliency of our business. During the quarter, we continued to expand our sales center network by adding two greenfield locations, optimizing our supply chain capabilities and further expanding our suite of premium product offerings. Combined with further integration of our digital platform, these initiatives position us to capture available demand that allows us to outperform the market while providing a best-in-class customer experience,” commented Peter D. Arvan, president and CEO.
First quarter ended March 31, 2025 compared to the first quarter ended March 31, 2024
Net sales decreased 4% in the first quarter of 2025. On a same-selling day basis, sales declined 2% in the first quarter of 2025, consistent with the 2% decrease we saw in the fourth quarter of 2024, which was an improved sequential trend from earlier in 2024. Maintenance-related product sales supported overall sales, as chemical volumes grew 1% with double-digit growth in our private-label chemical products. While discretionary projects remained pressured, we saw an improvement in overall sales in March following challenging weather patterns in January and February.
Gross profit decreased 8% in the first quarter of 2025 from the same period of 2024. Gross margin decreased 100 basis points to 29.2% compared to 30.2%. In the first quarter of 2024, our gross profit benefited by 4% and our gross margin by 110 basis points from the non-recurring reversal of $12.6 million for estimated import taxes. Without the 110 basis points included in our prior quarter gross margin, our first quarter of 2025 gross margin was 10 basis points higher than last year.
Selling and administrative expenses (operating expenses) in the first quarter of 2025 were held to a 2% increase compared to the first quarter of 2024. Operating expenses increased from inflationary impacts and sales center network expansion but were partially offset by our management of variable costs. As a percentage of net sales, operating expenses increased to 21.9% in the first quarter of 2025 compared to 20.5% in the same period of 2024.
Operating income in the first quarter of 2025 decreased 29%. Operating margin was 7.2% in the first quarter of 2025 compared to 9.7% in the first quarter of 2024, including the 110 basis points attributable to the import tax reversal discussed above.

We recorded a $3.8 million tax benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in the quarter ended March 31, 2025, compared to a tax benefit of $7.4 million realized in the same period of 2024. This resulted in a $0.10 per diluted share tax benefit in the first quarter of 2025, a $0.02 increase from the $0.08 we estimated in our February 20, 2025 release, compared to the $0.19 per diluted share tax benefit realized in the same period of 2024.
Net income decreased to $53.5 million in the first quarter of 2025 compared to $78.9 million in the first quarter of 2024. Earnings per diluted share decreased 30% to $1.42 in the first quarter of 2025 compared to $2.04 in the same period of 2024, which included a $0.24 benefit from the import tax reversal discussed above. Without the impact from ASU 2016-09 in both periods, earnings per diluted share decreased 29% to $1.32 compared to $1.85 in the first quarter of 2024. Further, without the impact from ASU 2016-09 and the import tax reversal, earnings per diluted share decreased 18%, or $0.29, from the first quarter of 2024 to the same period in 2025.
Balance Sheet and Liquidity
Our inventory balance was $1.5 billion at March 31, 2025, a reduction of $36.3 million, or 2%, from March 31, 2024 as we have rightsized our inventory ahead of the peak season. Total debt outstanding increased $45.9 million to $1.0 billion at March 31, 2025.
Net cash provided by operations was $27.2 million in the first three months of 2025 compared to $145.4 million in the first three months of 2024. Of the $118.2 million decline, $68.5 million related to federal tax payments deferred from 2024 to the first quarter of 2025, while the remaining difference is attributable to changes in working capital, including a $69.8 million headwind from the changes in inventory and accounts payable due to higher purchases in the first quarter of 2025, and lower net income in 2025.
Outlook
“We confirm our full-year 2025 earnings guidance range of $11.10 to $11.60 per diluted share, which includes the impact of year-to-date tax benefits of $0.10. As we approach the swimming pool season, we remain focused on strengthening our industry-leading position through disciplined execution, continued innovation of our customer-centric POOL360 digital ecosystem, growing our sales center network and a relentless commitment to helping our customers grow their businesses,” said Arvan.
Non-GAAP Financial Measures
This press release contains certain non-GAAP measures (adjusted EBITDA and adjusted diluted EPS). See the addendum to this release for definitions of our non-GAAP measures and reconciliations of our non-GAAP measures to GAAP measures.
About Pool Corporation
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. As of March 31, 2025, POOLCORP operated 449 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 products to roughly 125,000 wholesale customers. For more information, please visit www.poolcorp.com.

Forward-Looking Statements
This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “should,” “will,” “may,” “outlook,” and other words and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions; changes in economic conditions, consumer discretionary spending, the housing market, inflation or interest rates; our ability to maintain favorable relationships with suppliers and manufacturers; competition from other leisure product alternatives or mass merchants; our ability to continue to execute our growth strategies; changes in the regulatory environment; new or additional taxes, duties or tariffs; excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2024 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP’s subsequent filings with the SEC.

Kristin S. Byars
Director, Investor Relations and Finance
985.801.5153
kristin.byars@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Net sales	$1,071,526	$1,120,810
Cost of sales	759,157	782,250
Gross profit	312,369	338,560
Percent	29.2%	30.2%

Selling and administrative expenses	234,831	229,840
Operating income	77,538	108,720
Percent	7.2%	9.7%

Interest and other non-operating expenses, net	11,164	13,419
Income before income taxes and equity in earnings	66,374	95,301
Provision for income taxes	12,883	16,473
Equity in earnings of unconsolidated investments, net	54	57
Net income	$53,545	$78,885

Earnings per share attributable to common stockholders: (1)
Basic	$1.42	$2.05
Diluted	$1.42	$2.04
Weighted average common shares outstanding:
Basic	37,460	38,205
Diluted	37,630	38,467

Cash dividends declared per common share	$1.20	$1.10

(1)    Earnings per share under the two-class method is calculated using net income attributable to common stockholders (net income reduced by earnings allocated to participating securities), which was $53.3 million and $78.5 million for the three months ended March 31, 2025 and March 31, 2024, respectively. Participating securities excluded from weighted average common shares outstanding were 184,000 and 205,000 for the three months ended March 31, 2025 and March 31, 2024, respectively.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	March 31,	Change
	2025	2024	$	%

Assets
Current assets:
Cash and cash equivalents	$71,644	$67,974	$3,670	5%
Receivables, net (1)	146,209	150,240	(4,031)	(3)
Receivables pledged under receivables facility	350,867	376,935	(26,068)	(7)
Product inventories, net (2)	1,460,680	1,496,947	(36,267)	(2)
Prepaid expenses and other current assets	48,177	44,521	3,656	8
Total current assets	2,077,577	2,136,617	(59,040)	(3)

Property and equipment, net	251,011	230,423	20,588	9
Goodwill	699,250	699,424	(174)	—
Other intangible assets, net	288,770	296,494	(7,724)	(3)
Equity interest investments	1,511	1,350	161	12
Operating lease assets	315,097	308,593	6,504	2
Other assets	79,233	85,926	(6,693)	(8)
Total assets	$3,712,449	$3,758,827	$(46,378)	(1)%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$890,167	$907,806	$(17,639)	(2)%
Accrued expenses and other current liabilities	109,893	99,557	10,336	10
Short-term borrowings and current portion of long-term debt	57,059	36,655	20,404	56
Current operating lease liabilities	100,697	92,162	8,535	9
Total current liabilities	1,157,816	1,136,180	21,636	2

Deferred income taxes	81,147	68,904	12,243	18
Long-term debt, net	968,031	942,522	25,509	3
Other long-term liabilities	45,473	42,807	2,666	6
Non-current operating lease liabilities	221,291	222,730	(1,439)	(1)
Total liabilities	2,473,758	2,413,143	60,615	3
Total stockholders’ equity	1,238,691	1,345,684	(106,993)	(8)
Total liabilities and stockholders’ equity	$3,712,449	$3,758,827	$(46,378)	(1)%

(1)The allowance for doubtful accounts was $8.5 million at March 31, 2025 and $9.3 million at March 31, 2024.
(2)The inventory reserve was $27.1 million at March 31, 2025 and $24.2 million at March 31, 2024.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2025	2024	Change
Operating activities
Net income	$53,545	$78,885	$(25,340)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,840	8,661	1,179
Amortization	2,147	2,088	59
Share-based compensation	6,055	5,328	727
Equity in earnings of unconsolidated investments, net	(54)	(57)	3
Other	1,377	(853)	2,230
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(180,546)	(181,705)	1,159
Product inventories	(168,410)	(133,249)	(35,161)
Prepaid expenses and other assets	19,051	15,741	3,310
Accounts payable	366,728	401,384	(34,656)
Accrued expenses and other liabilities	(82,509)	(50,781)	(31,728)
Net cash provided by operating activities	27,224	145,442	(118,218)

Investing activities
Acquisition of businesses, net of cash acquired	—	(1,348)	1,348
Purchases of property and equipment, net of sale proceeds	(13,295)	(17,038)	3,743
Other investments, net	(266)	(566)	300
Net cash used in investing activities	(13,561)	(18,952)	5,391

Financing activities
Proceeds from revolving line of credit	427,700	228,400	199,300
Payments on revolving line of credit	(454,600)	(365,500)	(89,100)
Payments on term loan under credit facility	(6,250)	(6,250)	—
Proceeds from asset-backed financing	207,300	208,600	(1,300)
Payments on asset-backed financing	(91,000)	(138,000)	47,000
Payments on term facility	(9,938)	—	(9,938)
Proceeds from short-term borrowings and current portion of long-term debt	1,816	14	1,802
Payments on short-term borrowings and current portion of long-term debt	(480)	(1,561)	1,081
Proceeds from stock issued under share-based compensation plans	6,383	8,773	(2,390)
Payments of cash dividends	(45,226)	(42,334)	(2,892)
Repurchases of common stock	(56,316)	(16,304)	(40,012)
Net cash used in financing activities	(20,611)	(124,162)	103,551
Effect of exchange rate changes on cash and cash equivalents	730	(894)	1,624
Change in cash and cash equivalents	(6,218)	1,434	(7,652)
Cash and cash equivalents at beginning of period	77,862	66,540	11,322
Cash and cash equivalents at end of period	$71,644	$67,974	$3,670

ADDENDUM

Base Business

When calculating our base business results, we exclude for a period of 15 months sales centers that are acquired, opened in new markets or closed. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

We have not provided separate base business income statements within this press release as our base business results for the quarter ended March 31, 2025 closely approximated our consolidated results, and acquisitions and sales centers excluded from base business contributed less than 1% to the change in net sales.

The table below summarizes the changes in our sales center count in the first three months of 2025.

December 31, 2024	448
New locations	2
Closed location	(1)
March 31, 2025	449

Reconciliation of Non-GAAP Financial Measures

The non-GAAP measures described below should be considered in the context of all of our other disclosures in this press release.

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other impairments and equity in earnings or loss of unconsolidated investments.  Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

Adjusted EBITDA is not a measure of performance as determined by generally accepted accounting principles (GAAP). We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, net cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.

We have included Adjusted EBITDA as a supplemental disclosure because management uses it to monitor our performance, and we believe that it is widely used by our investors, industry analysts and others as a useful supplemental performance measure. We believe that Adjusted EBITDA, when viewed with our GAAP results and the accompanying reconciliations, provides an additional measure that enables management and investors to monitor factors and trends affecting our ability to service debt, pay taxes and fund capital expenditures.
The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended
(In thousands)	March 31,
	2025	2024
Net income	$53,545	$78,885
Adjustments to increase (decrease) net income:
Interest and other non-operating expenses (1)	11,208	13,258
Provision for income taxes	12,883	16,473
Share-based compensation	6,055	5,328
Equity in earnings of unconsolidated investments, net	(54)	(57)
Depreciation	9,840	8,661
Amortization (2)	1,962	1,933
Adjusted EBITDA	$95,439	$124,481
(1)Shown net of (gains) losses on foreign currency transactions of $(44) and $161 for the three months ended March 31, 2025 and March 31, 2024, respectively.
(2)Excludes amortization of deferred financing costs of $185 and $155 for the three months ended March 31, 2025 and March 31, 2024, respectively. This non-cash expense is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.

Adjusted Diluted EPS

We have included adjusted diluted EPS, a non-GAAP financial measure, in this press release as a supplemental disclosure, because we believe this measure is useful to management, investors and others in assessing our period-to-period operating performance.

Adjusted diluted EPS is a key measure used by management to demonstrate the impact of tax benefits from ASU 2016-09 on our diluted EPS and to provide investors and others with additional information about our potential future operating performance to supplement GAAP measures.

We believe this measure should be considered in addition to, not as a substitute for, diluted EPS presented in accordance with GAAP, and in the context of our other disclosures in this press release. Other companies may calculate this non-GAAP financial measure differently than we do, which may limit its usefulness as a comparative measure.
The table below presents a reconciliation of diluted EPS to adjusted diluted EPS.

(Unaudited)	Three Months Ended
	March 31,
	2025	2024
Diluted EPS	$1.42	$2.04
ASU 2016-09 tax benefit	(0.10)	(0.19)
Adjusted diluted EPS	$1.32	$1.85